UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2006

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 E. Mc Dowell Road Phoenix, AZ	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 602-244-6600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 8, 2006, ON Semiconductor Corporation (the “Company”) and its wholly owned subsidiary Semiconductor Components Industries, LLC entered into an amendment to the Company’s senior secured credit agreement to revise certain of its terms (as amended, the “Amended Term Facility”) with JPMorgan Chase Bank, N.A., as administrative agent for various lenders. The Amended Term Facility enables the Company to (i) replace a significant portion of its bank debt with indebtedness to be incurred outside of the facility (subject to market and certain financial conditions), (ii) incur additional indebtedness that is junior to the facility and (iii) expend up to $300 million to repurchase shares of the Company’s common stock if at the time of such repurchases, the amount then outstanding under the senior secured credit facility is less than $225 million and the company meets a specified leverage condition.

The Company maintains ordinary banking and investment banking relationships with the lenders under the Amended Term Facility. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

Item 8.01.	Other Events

On December 8, 2006, the Company announced, via a news release, that it has entered into an amendment to it senior secured credit facility and prepaid $120 million of the amounts outstanding under its senior secured credit facilities. A copy of ON Semiconductor Corporation’s news release is attached hereto as Exhibit 99.1.

The information in Item 8.01 (including exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

The following exhibit is furnished as part of this Current on Form 8-K:

Number	Description

99.1	News release for ON Semiconductor Corporation dated December 8, 2006 titled “ON Semiconductor Successfully Achieves Bank Approval to Increase its Financial Flexibility and Prepays $120 Million of its Senior Secured Credit Facility.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

ON Semiconductor Corporation Registrant

Date: December 8, 2006	By:	/S/ DONALD A. COLVIN
	Name:	Donald A. Colvin
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description

99.1	News release for ON Semiconductor Corporation dated December 8, 2006 titled “ON Semiconductor Successfully Achieves Bank Approval to Increase its Financial Flexibility and Prepays $120 Million of its Senior Secured Credit Facility.”